Q3 2026
Supplemental Information
FURNISHED AS OF OCTOBER 29, 2026 (UNAUDITED)

Table of Contents

FORWARD LOOKING STATEMENTS & RISK FACTORS
This Supplemental Information report contains disclosures that are “forward-looking statements.” Forward-looking statements include all statements that do not relate solely to historical or current facts and can be identified by the use of words such as “may,” “will,” “expect,” “believe,” “anticipate,” “target,” “intend,” “plan,” “estimate,” “project,” “continue,” “should,” “could," "budget" and other comparable terms. These forward-looking statements are based on the Company's current plans, objectives, estimates, expectations and intentions and inherently involve significant risks and uncertainties. Such risks and uncertainties include, among other things, the following: the Company’s expected results may not be achieved; risks related to future opportunities and plans for the Company, including the uncertainty of expected future financial performance and results of the Company; pandemics or other health crises; increases in interest rates; the availability and cost of capital at expected rates; competition for quality assets; negative developments in the operating results or financial condition of the Company's tenants, including, but not limited to, their ability to pay rent; the Company's ability to reposition or sell facilities with profitable results; the Company's ability to release space at similar rates as vacancies occur; the Company's ability to renew expiring leases; government regulations affecting tenants' Medicare and Medicaid reimbursement rates and operational requirements; unanticipated difficulties and/or expenditures relating to future acquisitions and developments; changes in rules or practices governing the Company's financial reporting; the Company may be required under purchase options to sell properties and may not be able to reinvest the proceeds from such sales at rates of return equal to the return received on the properties sold; uninsured or underinsured losses related to casualty or liability; the incurrence of impairment charges on its real estate properties or other assets; other legal and operational matters; and other risks and uncertainties affecting the Company, including those described from time to time under the caption “Risk Factors” and elsewhere in the Company’s filings and reports with the SEC, including the Company's Annual Report on Form 10-K for the year ended December 31, 2025. Moreover, other risks and uncertainties of which the Company is not currently aware may also affect the Company's forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. The forward-looking statements made in this communication are made only as of the date hereof or as of the dates indicated in the forward-looking statements, even if they are subsequently made available by the Company on its website or otherwise. The Company undertakes no obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made, except as required by law. Stockholders and investors are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in the Company’s filings and reports, including, without limitation, estimates and projections regarding the performance of development projects the Company is pursuing. For a detailed discussion of the Company’s risk factors, please refer to the Company's filings with the SEC, including this report and the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

See the Glossary herein for further information regarding definitions and important discussions regarding the usefulness and limitations of the non-GAAP measures used in this Supplemental Report.

Q3 EARNINGS RELEASE
3	Earnings Highlights
6	Financial Statements
8	FFO, Normalized FFO, & FAD
SUPPLEMENTAL INFORMATION
9	At a Glance
10	2026 Guidance
11	Portfolio Overview
12	Lease Maturity Schedule
13	Tenant Overview
14	Same Store Statistics
15	Capital Funding & Commitments
16	Investment Activity
17	Joint Ventures & Other
18	Re/development Activity
19	Debt Metrics
20	Components of Net Asset Value
21	Glossary and Reconciliations

HEALTHCARE REALTY	Q3 2026 SUPPLEMENTAL INFORMATION 2

Earnings Highlights

HEALTHCARE REALTY REPORTS THIRD QUARTER 2026 RESULTS AND FURTHER INCREASES FULL YEAR 2026 GUIDANCE
NASHVILLE, Tennessee, October 29, 2026. Healthcare Realty Trust Incorporated (NYSE:HR) today announced results for the third quarter ended September 30, 2026. In addition, the Company announced an increased 2026 Normalized FFO guidance range of $1.65 to $1.67 per share (diluted), a $0.02 increase at the midpoint from July guidance, and an increased Same Store Cash NOI growth guidance range of 5.00% to 5.25% (+75bps increase at the low end and +25bps at the high end from July guidance).
THIRD QUARTER 2026 HIGHLIGHTS
•GAAP Net loss of $(0.05) per share, NAREIT FFO of $0.38 per share, Normalized FFO of $0.42 per share, and FAD of $110 million (payout ratio of 76%)
•Same store cash NOI growth of 5.1%, tenant retention of 88.0% and cash leasing spreads averaging 8.6%
•Third quarter lease executions totaled 1.5 million square feet, including 430,000 square feet of new lease executions
•Since last quarter, the Company acquired $211 million of assets (approximately $42 million at share) in its strategic joint venture with KKR
•Since last quarter, the Company sold $68 million of assets, bringing year-to-date disposition activity to $136 million ($187 million including loan receivable repayments)
•Net Debt to Adjusted EBITDA of 5.5x
•Repurchased 4.2 million shares of common stock through early October at an average share price of $17.74
THIRD QUARTER 2026 RESULTS

	THIRD QUARTER ENDED
	2026		2025
(in thousands, except per share amounts)	AMOUNT	PER SHARE	AMOUNT	PER SHARE
GAAP Net loss	$(15,755)	$(0.05)	$(57,738)	$(0.17)
NAREIT FFO, diluted	$131,666	$0.38	$118,922	$0.34
Normalized FFO, diluted	$145,928	$0.42	$145,340	$0.41
LEASING ACTIVITY
During the third quarter, the Company executed 329 new and renewal leases for 1.5 million square feet with a weighted average lease term of 5.9 years and average annual escalators of 3.1%. Key highlights include:
•Ascension Health. 203,000 square feet of new and renewal leases in Nashville across five on campus properties
•Cedars Sinai Medical Center. 59,000 square feet of renewal leases in Los Angeles at a 95% occupied building
•Mount Carmel Health System. 59,000 square feet of renewal leases across four properties in Columbus, OH
•Indiana University Health. 38,000 square feet of renewal leases in Indianapolis, maintaining occupancy of more than 97% across two properties

HEALTHCARE REALTY	Return to Table of Contents	Q3 2026 SUPPLEMENTAL INFORMATION 3

Earnings Highlights

CAPITAL ALLOCATION
Acquisition Activity
Since last quarter, the Company acquired $211 million of assets (approximately $42 million at share) in its strategic joint venture with KKR. Selected transactions include:
•Charleston, SC. Acquired two health system anchored, Class A MOBs for $56 million ($11 million investment at share). The Company now owns 10 properties totaling 436,000 square feet in the market
•Seattle, WA. Acquired a 33,000 square foot health system anchored MOB for $17 million ($3 million investment at share), further strengthening the Company's footprint in the Seattle market
Disposition Activity
Since last quarter, the Company has disposed of $68 million of assets, bringing year-to-date disposition activity to $136 million. Selected transactions include:
•Atlanta, GA. The Company completed a previously announced $36 million direct sale of a 59,000 square foot MOB to the affiliated hospital
•Chicago, IL. During the quarter, the Company sold two properties for aggregate proceeds of $23 million and entered into a contract to sell the remaining property in the Chicago MSA. Upon completion of the sale, the Company will have fully exited the Chicago market
Development and Redevelopment
During the third quarter, the Company leased approximately 112,000 square feet and invested approximately $25 million across its redevelopment portfolio. Also during the quarter, the Company completed the redevelopment of a 40,400 square foot MOB in Raleigh, NC and commenced the redevelopment of a 60,500 square foot MOB in Austin, TX.
Balance Sheet
As of September 30, 2026, the Company had approximately $1.6 billion of liquidity across the revolving facility (net of commercial paper issuance), delayed draw term loan, and cash on hand.
In the third quarter and early October, the Company repurchased 4.2 million shares of common stock at an average price of $17.74 per share for a total of $75 million.
On October 26, 2026, the Company renewed its share repurchase program for the next 12 months with total authorization up to $500 million, replacing the expiring authorization from October 2025.
DIVIDEND
The Board unanimously approved a common stock dividend in the amount of $0.24 per share to be paid on November 20, 2026, to Class A common stockholders of record on November 10, 2026. Additionally, the eligible holders of operating partnership units will receive a distribution of $0.24 per unit, equivalent to the Company's Class A common stock dividend.

HEALTHCARE REALTY	Return to Table of Contents	Q3 2026 SUPPLEMENTAL INFORMATION 4

Earnings Highlights

GUIDANCE
The Company further increased full year 2026 guidance ranges as follows:

		2026 GUIDANCE
	ACTUAL	PRIOR (JULY)		CURRENT
	Q3 2026	LOW	HIGH	LOW	HIGH
Earnings per share	$(0.05)	$(0.15)	$(0.11)	$(0.15)	$(0.11)
NAREIT FFO per share	$0.38	$1.45	$1.51	$1.48	$1.52
Normalized FFO per share	$0.42	$1.62	$1.66	$1.65	$1.67
Same Store Cash NOI growth	5.1%	4.25%	5.00%	5.00%	5.25%

The 2026 annual guidance range reflects the Company's view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels, interest rates, and operating and general and administrative expenses. The Company's guidance does not contemplate impacts from gains or losses from dispositions, potential impairments, or debt extinguishment costs, if any. The Company's guidance also does not include any future acquisitions, developments or share issuances or repurchases, other than as discussed in the detailed guidance assumptions on Page 10 of the Q3 2026 Supplemental. There can be no assurance that the Company's actual results will not be materially higher or lower than these expectations. If actual results or timing vary from these assumptions, the Company's expectations may change. See Page 10 of the Q3 2026 Supplemental for additional details and assumptions.

EARNINGS CALL
On Friday, October 30, 2026, at 9:00 a.m. Eastern Time, Healthcare Realty Trust has scheduled a conference call to discuss earnings results, quarterly activities, general operations of the Company and industry trends.
Simultaneously, a webcast of the conference call will be available to interested parties at https://investors.healthcarerealty.com/corporate-profile/webcasts under the Investor Relations section. A webcast replay will be available following the call at the same address.
Live Conference Call Access Details:
•Domestic Dial-In Number: +1 833-461-5787
•All Other Locations: +1 585-542-9983
•Conference ID Number: 162 480 934
ABOUT HEALTHCARE REALTY
Healthcare Realty Trust Incorporated (NYSE: HR) is the largest public, pure-play owner, operator and developer of medical outpatient buildings in the United States.
For additional information contact InvestorRelations@healthcarerealty.com.

HEALTHCARE REALTY	Return to Table of Contents	Q3 2026 SUPPLEMENTAL INFORMATION 5

Balance Sheet
AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA

ASSETS
	Q3 2026	Q4 2025
Real estate properties
Land	$1,040,660	$1,060,254
Buildings and improvements	8,673,665	8,514,165
Lease intangibles	378,664	455,254
Personal property	7,624	7,056
Investment in financing receivables, net	6,017	123,249
Financing lease right-of-use assets	73,894	75,083
Land held for development	35,564	57,535
Total real estate investments	10,216,088	10,292,596
Less accumulated depreciation and amortization	(2,602,921)	(2,397,795)
Total real estate investments, net	7,613,167	7,894,801
Cash and cash equivalents	17,499	26,172
Assets held for sale, net	150,085	143,580
Operating lease right-of-use assets	202,383	204,906
Investments in unconsolidated joint ventures	481,521	453,607
Other assets, net	495,108	487,795
Total assets	$8,959,763	$9,210,861

LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS, AND STOCKHOLDERS' EQUITY
Liabilities
Notes and bonds payable	$4,249,159	$3,911,423
Accounts payable and accrued liabilities	176,630	211,071
Liabilities of properties held for sale	13,510	15,160
Operating lease liabilities	163,793	162,922
Financing lease liabilities	74,475	73,130
Other liabilities	147,567	160,530
Total liabilities	4,825,134	4,534,236

Redeemable non-controlling interests	3,748	3,252

Stockholders' equity
Preferred stock, $0.01 par value; 200,000 shares authorized	—	—
Common stock, $0.01 par value; 1,000,000 shares authorized	3,400	3,516
Additional paid-in capital	8,895,212	9,137,257
Accumulated other comprehensive income (loss)	8,316	(5,174)
Cumulative net income attributable to common stockholders	68,913	128,238
Cumulative dividends	(4,895,426)	(4,646,944)
Total stockholders' equity	4,080,415	4,616,893
Non-controlling interest	50,466	56,480
Total equity	4,130,881	4,673,373
Total liabilities, redeemable non-controlling interests, and stockholders' equity	$8,959,763	$9,210,861

HEALTHCARE REALTY	Return to Table of Contents	Q3 2026 SUPPLEMENTAL INFORMATION 6

Income Statements
AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA

	THIRD QUARTER ENDED		YEAR TO DATE		FULL YEAR
	2026	2025	2026	2025	2025
Revenues
Rental income	$277,601	$287,399	$815,726	$863,326	$1,138,056
Interest income	1,125	3,480	8,103	10,660	14,275
Other operating	7,915	6,886	23,650	20,257	28,215
Total revenues	286,641	297,765	847,479	894,243	1,180,546
Expenses
Property operating	102,446	107,657	301,485	321,751	424,855
General and administrative	12,435	21,771	44,139	58,782	72,569
Normalizing items [1]	(991)	(12,046)	(10,453)	(22,849)	(26,318)
Normalized general and administrative	11,444	9,725	33,686	35,933	46,251
Transaction costs	1,693	125	4,102	1,729	2,029
Depreciation and amortization	128,101	143,640	385,152	453,150	588,186
Total expenses	244,675	273,193	734,878	835,412	1,087,639
Other income (expense)
Interest expense before merger-related fair value	(35,742)	(41,927)	(103,634)	(129,059)	(166,396)
Merger-related fair value adjustment	(9,107)	(10,715)	(30,251)	(31,741)	(42,593)
Interest expense	(44,849)	(52,642)	(133,885)	(160,800)	(208,989)
Gain on sales of real estate properties and other assets	2,476	76,771	16,966	99,678	235,389
Loss on extinguishment of debt	—	(286)	(1,718)	(286)	(451)
Impairment of real estate assets and credit loss recoveries (reserves)	(16,152)	(104,362)	(57,909)	(258,791)	(364,598)
Equity income (loss) from unconsolidated joint ventures	816	287	4,241	446	(188)
Interest and other income (expense), net	(108)	(2,884)	(82)	(3,154)	(3,555)
Total other income (expense)	(57,817)	(83,116)	(172,387)	(322,907)	(342,392)
Net loss	$(15,851)	$(58,544)	$(59,786)	$(264,076)	$(249,485)
Net loss attributable to non-controlling interests	96	806	461	3,614	3,414
Net loss attributable to common stockholders	$(15,755)	$(57,738)	$(59,325)	$(260,462)	$(246,071)

Basic earnings per common share	$(0.05)	$(0.17)	$(0.18)	$(0.75)	$(0.71)
Diluted earnings per common share	$(0.05)	$(0.17)	$(0.18)	$(0.75)	$(0.71)

Weighted average common shares outstanding - basic	340,616	349,964	343,427	349,712	349,798
Weighted average common shares outstanding - diluted [2]	340,616	349,964	343,427	349,712	349,798

1Normalizing items primarily include restructuring, severance-related costs and other.
2Potential common shares are not included in the computation of diluted earnings per share when a loss exists (or when dividends paid are greater than income), as the effect would be an antidilutive per share amount. As a result, the outstanding limited partnership units in the Company's operating partnership ("OP"), totaling 4,229,701 units were not included.

HEALTHCARE REALTY	Return to Table of Contents	Q3 2026 SUPPLEMENTAL INFORMATION 7

FFO, Normalized FFO, & FAD
AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA

	THIRD QUARTER ENDED		YEAR TO DATE		FULL YEAR
	2026	2025	2026	2025	2025
Net loss attributable to common stockholders	$(15,755)	$(57,738)	$(59,325)	$(260,462)	$(246,071)
Net loss attributable to common stockholders per diluted share	$(0.05)	$(0.17)	$(0.18)	$(0.75)	$(0.71)

Gain on sales of real estate assets	(2,476)	(76,771)	(16,966)	(99,678)	(235,389)
Impairments of real estate assets	16,152	104,362	58,909	255,384	361,090
Real estate depreciation and amortization	127,020	143,187	381,896	451,411	586,146
Non-controlling loss from operating partnership units	(194)	(806)	(741)	(3,698)	(3,497)
Unconsolidated JV depreciation, amortization, gain and impairment	6,919	6,688	17,733	20,111	27,769
NAREIT FFO	$131,666	$118,922	$381,506	$363,068	$490,048
NAREIT FFO per common share - diluted	$0.38	$0.34	$1.10	$1.02	$1.38

Transaction costs	1,693	125	4,102	1,729	2,029
Debt financing costs	25	3,493	1,917	3,493	5,107
Restructuring and severance-related charges	2,031	12,046	12,615	22,849	26,318
Merger-related fair value adjustment	9,107	10,715	30,251	31,741	42,593
Other	1,406	39	3,622	3,918	2,851
Normalized FFO	$145,928	$145,340	$434,013	$426,798	$568,946
Normalized FFO per common share - diluted	$0.42	$0.41	$1.25	$1.20	$1.61

Non-real estate depreciation and amortization	749	1,139	2,200	3,592	6,114
Non-cash interest amortization, net	1,495	1,384	4,242	3,731	5,126
Straight-line amortization, net	(12,332)	(6,924)	(36,338)	(22,837)	(29,392)
Stock-based compensation	4,561	3,386	12,909	10,301	13,609
Unconsolidated JV non-cash items	(169)	(463)	(423)	(1,073)	(1,420)
Other	—	146	—	370	952
Maintenance capital and LCs	(30,058)	(27,155)	(84,211)	(86,455)	(115,633)
FAD	$110,174	$116,853	$332,392	$334,427	$448,302
Quarterly dividends and OP distributions	$83,347	$85,536	$251,515	$305,862	$391,368
FFO wtd avg common shares outstanding - diluted [1]	345,568	354,690	348,292	354,294	354,454

1The Company utilizes the treasury stock method, which includes the dilutive effect of nonvested share-based awards outstanding of 722,102 for the three months ended September 30, 2026. Also includes the diluted impact of 4,229,701 OP units outstanding.

HEALTHCARE REALTY	Return to Table of Contents	Q3 2026 SUPPLEMENTAL INFORMATION 8

At a Glance
DOLLARS AND SHARES IN THOUSANDS, EXCEPT PER SHARE DATA

PROPERTIES
Total Properties	560
Total Square Feet (in millions)	32.8
Number of markets	49
% of Cash NOI in Company's Top 20 Markets	78%

KEY CREDIT METRICS (SENIOR UNSECURED DEBT)
Moody's	Baa2
S&P Global	BBB
Net Debt to Adjusted EBITDA	5.5x
Net Debt to Enterprise Value	41%

TOTAL CAPITALIZATION AS OF SEPTEMBER 30, 2026
Common Stock (NYSE: HR)	340,002
OP Units	4,213
Fully Diluted Shares and Units	344,215
Share Price as of 9/30/2026	$17.74
Market Capitalization	$6,106,374
Consolidated Net Debt	$4,231,640
Share of Unconsolidated JV Net Debt	$31,388
Enterprise Value	$10,369,402

All figures represent Total Properties. See Glossary for additional information on terms and definitions.

HEALTHCARE REALTY	Return to Table of Contents	Q3 2026 SUPPLEMENTAL INFORMATION 9

2026 Guidance
DOLLARS AND SHARES IN MILLIONS, EXCEPT PER SHARE DATA

2026 EARNINGS GUIDANCE	PRIOR (JULY 2026)		CURRENT
	LOW	HIGH	LOW	HIGH
Earnings per share	$(0.15)	$(0.11)	$(0.15)	$(0.11)
NAREIT FFO per share	$1.45	$1.51	$1.48	$1.52
Normalized FFO per share	$1.62	$1.66	$1.65	$1.67
Same store cash NOI growth	4.25%	5.00%	5.00%	5.25%

KEY ASSUMPTIONS	PRIOR (JULY 2026)		CURRENT
	LOW	HIGH	LOW	HIGH
Normalized general and administrative	$43	$47	$43	$47
Interest expense, net of capitalized interest [1]	$130	$140	$130	$140
Total maintenance capital and LCs	$105	$125	$105	$125

SOURCES AND USES [2]	PRIOR (JULY 2026)		CURRENT
		MIDPOINT		MIDPOINT
Asset sales and loan receivable repayments		$265		$350
Debt issuance (net proceeds) and RCF/CP Drawdowns		700		700
FAD less dividends		100		100
Total Sources		$1,065		$1,150

Bond repayments		$600		$600
Investments and share repurchases [3]		240		325
Development, redevelopment, and 1st gen capital		225		225
Total Uses		$1,065		$1,150

Target adjusted net debt to EBITDA		mid-5x		mid-5x
Diluted shares outstanding [4]		348		347

The 2026 annual guidance range reflects the Company's view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels, interest rates, and operating and general and administrative expenses. The Company's guidance does not contemplate impacts from gains or losses from dispositions, potential impairments, or debt extinguishment costs, if any. The Company's guidance also does not include any future acquisitions, developments or share issuances or repurchases, other than as discussed above. There can be no assurance that the Company's actual results will not be materially higher or lower than these expectations. If actual results or timing vary from these assumptions, the Company's expectations may change.

1Excludes the merger-related fair value adjustment and interest expense associated with unconsolidated joint ventures.
2Based on approximate midpoints.
3Includes year-to-date announced investments and share repurchases.
4Includes the diluted impact of the OP units and 2026 share repurchases.

HEALTHCARE REALTY	Return to Table of Contents	Q3 2026 SUPPLEMENTAL INFORMATION 10

Portfolio Overview
DOLLARS IN THOUSANDS

TOTAL PORTFOLIO BY MARKET
		COUNT	WHOLLY-OWNED		JOINT VENTURES		TOTAL PORTFOLIO
MARKET	MSA RANK		TOTAL SQUARE FEET	% OF TTM CASH NOI	TOTAL SQUARE FEET	% OF TTM CASH NOI	TOTAL SQUARE FEET	% OF TTM CASH NOI
Dallas, TX	4	47	2,874,187	10.3%	581,096	15.4%	3,455,283	10.6%
Seattle, WA	15	27	1,266,221	7.2%	257,035	5.6%	1,523,256	7.1%
Charlotte, NC	21	31	1,722,661	5.8%	—	—%	1,722,661	5.5%
Houston, TX	5	27	1,815,173	5.4%	249,158	3.6%	2,064,331	5.3%
Denver, CO	19	29	1,344,797	5.1%	306,949	5.3%	1,651,746	5.1%
Los Angeles, CA	2	27	840,371	4.1%	786,520	16.9%	1,626,891	4.7%
Atlanta, GA	6	24	1,172,064	4.1%	96,108	2.2%	1,268,172	4.0%
Phoenix, AZ	10	33	1,251,557	3.2%	101,086	9.4%	1,352,643	3.6%
Raleigh, NC	41	27	978,218	3.5%	198,485	3.8%	1,176,703	3.5%
Indianapolis, IN	33	37	1,057,909	2.9%	357,915	10.4%	1,415,824	3.3%
Boston, MA	11	13	718,196	3.4%	—	—%	718,196	3.2%
Nashville, TN	35	12	1,146,231	3.3%	106,981	1.9%	1,253,212	3.2%
Washington, DC	7	9	692,107	2.8%	—	—%	692,107	2.7%
Austin, TX	25	11	644,695	2.6%	129,879	2.0%	774,574	2.5%
Tampa, FL	17	17	830,843	2.6%	—	—%	830,843	2.4%
San Francisco, CA	13	9	448,033	2.3%	110,865	4.5%	558,898	2.4%
Miami, FL	8	10	688,401	2.5%	52,178	1.0%	740,579	2.4%
Orlando, FL	20	7	416,475	2.2%	—	—%	416,475	2.0%
Colorado Springs, CO	79	13	594,497	2.0%	51,466	1.4%	645,963	2.0%
Hartford, CT	50	25	541,859	2.1%	—	—%	541,859	2.0%
Other (29 Markets)		125	7,280,089	22.6%	1,138,326	16.6%	8,418,415	22.5%
Total		560	28,324,584	100.0%	4,524,047	100.0%	32,848,631	100.0%

SUMMARY METRICS
			WHOLLY-OWNED		JOINT VENTURES		TOTAL PORTFOLIO
Number of properties			492		68		560
Square feet			28,324,584		4,524,047		32,848,631
% of square feet			86.2%		13.8%		100.0%

Investment (at share)			$9,918,538		$625,725		$10,544,263
Quarterly cash NOI (at share)			$162,276		$9,416		$171,692
% of quarterly cash NOI (at share)			94.5%		5.5%		100.0%

HEALTHCARE REALTY	Return to Table of Contents	Q3 2026 SUPPLEMENTAL INFORMATION 11

Lease Maturity Schedule

LEASE MATURITY SCHEDULE
	WHOLLY-OWNED			JOINT VENTURES			TOTAL
	# OF LEASES	OCCUPIED SF	% OF TOTAL	# OF LEASES	OCCUPIED SF	% OF TOTAL	OCCUPIED SF	% OF TOTAL	% OF TOTAL (AT SHARE)
Month-to-month	58	99,397	0.4%	9	24,701	0.6%	124,098	0.4%	0.4%
Q4 2026	86	276,566	1.1%	8	19,823	0.5%	296,389	1.0%	1.1%
2027	828	2,680,909	10.4%	86	423,975	10.3%	3,104,884	10.4%	10.5%
2028	914	3,259,449	12.6%	84	279,991	6.8%	3,539,440	11.8%	12.5%
2029	810	3,427,347	13.3%	105	615,031	15.0%	4,042,378	13.5%	13.6%
2030	667	3,005,731	11.6%	75	317,727	7.7%	3,323,458	11.1%	11.6%
2031	657	2,904,824	11.2%	100	448,131	10.9%	3,352,955	11.2%	11.3%
2032	396	2,384,431	9.2%	49	414,390	10.1%	2,798,821	9.3%	9.3%
2033	272	1,151,137	4.5%	32	207,810	5.1%	1,358,947	4.5%	4.4%
2034	229	1,339,205	5.2%	49	288,801	7.0%	1,628,006	5.4%	5.2%
2035	252	1,547,243	6.0%	32	180,786	4.4%	1,728,029	5.8%	6.0%
Thereafter	479	3,773,753	14.6%	73	888,189	21.6%	4,661,942	15.6%	14.1%
Total occupied	5,648	25,849,992	100.0%	702	4,109,355	100.0%	29,959,347	100.0%	100.0%
WALT (months)		62.6			73.0		64.1

HEALTHCARE REALTY	Return to Table of Contents	Q3 2026 SUPPLEMENTAL INFORMATION 12

Tenant Overview

TOTAL PORTFOLIO BY HEALTH SYSTEM (INCLUDING JVs)
			FULL BUILDING METRICS					DIRECT LEASED BY HEALTH SYSTEM
HEALTH SYSTEM	SYSTEM RANK [1]	CREDIT RATING	ON/ADJACENT	OFF-CAMPUS AFFILIATED	TOTAL SQUARE FEET	# OF BUILDINGS	% OF TTM CASH NOI	SQUARE FEET	% OF LEASED SF	# OF LEASES
HCA	1	BBB/Baa2	2,061,115	769,842	2,830,957	41	7.3%	715,484	2.4%	125
Baylor Scott & White	21	AA-/Aa2	2,359,530	66,376	2,425,906	31	7.1%	1,316,525	4.4%	178
CommonSpirit	4	A-/A3	1,436,445	535,300	1,971,745	37	7.0%	780,963	2.6%	145
Ascension Health	3	AA/Aa3	1,609,984	97,551	1,707,535	17	4.6%	739,009	2.5%	104
Advocate Health	14	AA/Aa2	751,444	240,910	992,354	17	3.9%	865,431	2.9%	86
UW Medicine (Seattle)	91	AA+/Aa1	461,140	158,742	619,882	10	3.0%	296,643	1.0%	32
Wellstar Health System	75	A+/A1	858,967	—	858,967	17	2.8%	562,758	1.9%	74
AdventHealth	11	AA/Aa2	638,562	115,585	754,147	12	2.7%	431,290	1.4%	108
Providence Health & Services	5	A/A3	602,504	31,601	634,105	12	2.0%	244,626	0.8%	43
MultiCare Health System	82	A/--	452,590	—	452,590	6	2.0%	197,180	0.7%	24
Tenet Healthcare Corporation	6	BB/Ba2	586,210	235,399	821,609	14	1.9%	165,306	0.6%	25
WakeMed	185	--/A2	374,207	101,597	475,804	13	1.7%	152,831	0.5%	23
Indiana University Health	26	AA/Aa2	416,978	301,320	718,298	11	1.7%	387,649	1.3%	51
Banner Health	24	AA-/--	749,075	65,322	814,397	25	1.7%	118,225	0.4%	33
Baptist Memorial Health Care	89	A-2/--	482,065	150,228	632,293	9	1.6%	437,635	1.5%	47
Novant Health	42	A+/A1	473,471	138,035	611,506	10	1.6%	193,957	0.6%	26
Select Specialty Hospital	None	B+/B3	224,812	—	224,812	4	1.5%	190,847	0.6%	9
University of California Health	9	AA/Aa2	377,163	—	377,163	7	1.5%	176,430	0.6%	19
MedStar Health	45	A/A2	322,033	—	322,033	4	1.4%	207,556	0.7%	67
Sutter Health	12	A+/A1	173,918	96,987	270,905	4	1.4%	121,481	0.4%	25
Other (64 Credit Rated)			6,897,102	3,351,141	10,248,243	191	32.3%	4,764,467	15.9%	547
Subtotal - credit rated			22,309,315	6,455,936	28,765,251	492	90.7%	13,066,293	43.7%	1,791
Other non-credit rated			601,892	378,071	979,963	18	2.4%	351,854	1.2%
Off-campus non-affiliated			—	3,103,417	3,103,417	50	6.9%	—	—%
Total			22,911,207	9,937,424	32,848,631	560	100.0%	13,418,147	44.9%

1Ranked by revenue based on Modern Healthcare's Healthcare Systems Financials Database.

HEALTHCARE REALTY	Return to Table of Contents	Q3 2026 SUPPLEMENTAL INFORMATION 13

Same Store Statistics
DOLLARS IN THOUSANDS

PORTFOLIO CASH NOI AND OCCUPANCY
				OCCUPANCY %
	COUNT	SF	Q3 2026 CASH NOI	Q3 2026	Q3 2025	Q2 2026
Wholly-owned	462	25,671,985	$154,723	93.1%	92.1%	92.7%
Joint venture	58	3,724,664	7,620	93.6%	93.1%	93.6%
Same store	520	29,396,649	$162,343	93.1%	92.3%	92.8%
Acquisitions [1]	5	411,021	486	99.0%	—%	100.0%
Developments	2	224,270	1,149	60.5%	34.3%	60.5%
Development completions	2	107,247	896	89.6%	82.1%	89.6%
Redevelopments	24	2,158,297	5,286	69.0%	73.5%	68.6%
Redevelopment completions	7	551,147	1,532	81.9%	68.6%	74.6%
Total portfolio	560	32,848,631	$171,692	91.2%	90.2%	90.7%
Joint ventures	68	4,524,047	9,416	90.8%	89.5%	90.4%
Total wholly-owned	492	28,324,584	$162,276	91.3%	90.3%	90.8%

SAME STORE CASH NOI
	QUARTER ENDED							YEAR TO DATE
Based on current same store pool of 520 properties	Q3 2026	Q2 2026	Q1 2026	Q4 2025	Q3 2025	YOY Growth		2026	2025	YOY Growth
Rental revenues	$191,585	$189,793	$188,165	$185,599	$183,126	4.6%		$569,543	$541,978	5.1%
Cash NOI	$162,343	$160,921	$159,244	$157,028	$154,434	5.1%		$482,508	$456,289	5.7%
Period end occupancy	93.1%	92.8%	92.5%	92.5%	92.3%	+80.0	bps	93.1%	92.3%	+80.0	bps

SAME STORE METRICS				OTHER KEY SAME STORE METRICS
	Q3 2026	YTD 2026	FY 2025	AS OF SEPTEMBER 30, 2026
Tenant retention rate (renewals)	88.0%	90.6%	81.5%	Ownership type		Lease structure
Cash leasing spreads (renewals)	8.6%	5.3%	3.1%	Ground lease	43.1%	Gross	6.9%
NOI Margin (Gross Recovery Method)	63.9%	64.2%	64.4%	Fee simple	56.9%	Modified gross	24.9%
NOI Margin (Net Recovery Method)	84.7%	84.7%	84.3%	Tenant type		Net & Absolute Net	68.2%
				Hospital	49.7%
				Physician and other	50.3%	Escalators	2.9%

1Occupancy percentages include acquisitions in the period acquired. Q2 2026 occupancy reflects one property, as the remaining four properties were acquired in Q3 2026.

HEALTHCARE REALTY	Return to Table of Contents	Q3 2026 SUPPLEMENTAL INFORMATION 14

Capital Funding & Commitments
DOLLARS IN THOUSANDS, EXCEPT PER SQUARE FOOT DATA

ACQUISITION AND RE/DEVELOPMENT FUNDING
	THIRD QUARTER ENDED		YEAR TO DATE		FULL YEAR
	2026	2025	2026	2025	2025
Acquisitions [1]	$28,425	$—	$49,915	$—	$—
Re/development	25,321	36,031	74,656	111,507	140,859
1st generation TI/LC/Capital & acquisition capex	20,535	24,480	61,071	72,988	107,195

FAD CAPITAL
	THIRD QUARTER ENDED		YEAR TO DATE		FULL YEAR
	2026	2025	2026	2025	2025
2nd generation TI	$10,297	$9,398	$26,233	$36,319	$47,438
Building capital	5,189	10,319	18,966	26,117	36,531
Leasing commissions	14,572	7,438	39,012	24,019	31,664
Maintenance Capital and LCs	$30,058	$27,155	$84,211	$86,455	$115,633
% of Cash NOI	17.4%	14.7%	16.4%	15.6%	15.8%

TOTAL COMPANY LEASE EXECUTIONS
	THIRD QUARTER ENDED		YEAR TO DATE		FULL YEAR
	2026	2025	2026	2025	2025
Renewals (SF)	1,035,642	1,140,722	3,910,140	2,939,755	4,152,880
TI/square foot/lease year	$2.70	$3.13	$2.63	$2.67	$2.43
Leasing commissions/square foot/lease year	$1.88	$1.63	$1.78	$1.64	$1.46
Renewal commitments as a % of annual net rent	16.9%	16.5%	14.8%	16.4%	15.3%
WALT (in months)	60.3	60.5	78.2	55.7	60.8

New leases (SF)	430,072	441,205	1,066,149	1,263,611	1,579,998
TI/square foot/lease year	$9.12	$8.88	$8.75	$9.24	$9.08
Leasing commissions/square foot/lease year	$2.16	$1.87	$2.06	$2.03	$2.05
New lease commitments as a % of annual net rent	48.7%	42.4%	44.1%	47.7%	47.6%
WALT (in months)	95.7	94.7	85.4	93.5	90.8

All (SF)	1,465,714	1,581,927	4,976,289	4,203,366	5,732,878
Leasing commitments as a % of annual net rent	28.0%	25.1%	20.5%	28.4%	26.2%
WALT (in months)	70.7	70.0	79.7	67.0	69.1

1Acquisitions include properties acquired through joint ventures at the Company's ownership percentage. Excludes acquisitions that occurred subsequent to quarter end.

HEALTHCARE REALTY	Return to Table of Contents	Q3 2026 SUPPLEMENTAL INFORMATION 15

Investment Activity
DOLLARS IN THOUSANDS

ACQUISITION ACTIVITY DETAIL
LOCATION	COUNT	CLOSING	SQUARE FEET	OCCUPIED %	ACQUISITION PRICE	% OWNERSHIP	PRICE AT SHARE
Birmingham, AL	1	3/27/2026	143,576	100%	$89,100	20%	$17,820
Charlotte, NC [1]	—	4/24/2026	12,418	100%	3,670	100%	3,670
Greenwich, CT	1	7/28/2026	106,032	97%	64,700	20%	12,940
Port St. Lucie, FL	1	7/28/2026	41,175	94%	21,425	20%	4,285
Charleston, SC	2	9/4/2026	120,238	100%	56,000	20%	11,200

Q3 YTD Total	5		423,439	99%	$234,895		$49,915
Seattle, WA	1	10/16/2026	32,500	100%	17,450	20%	3,490
Sarasota, FL	2	10/22/2026	96,570	95%	51,700	20%	10,340
Total 2026 acquisition activity	8		552,509	98%	$304,045		$63,745
Acquisition Initial Cash Yield: 6.5% - 7.5%

DISPOSITION ACTIVITY DETAIL
LOCATION	COUNT	CLOSING	SQUARE FEET	OCCUPIED %	SALES PRICE	% OWNERSHIP	PRICE AT SHARE
Atlanta, GA	1	1/14/2026	60,039	91%	$21,900	100%	$21,900
Oklahoma City, OK	2	3/3/2026	186,301	41%	11,500	100%	11,500
Minneapolis, MN	1	4/27/2026	92,139	86%	18,700	50%	9,350
Atlanta, GA	Land	5/27/2026	—	—%	2,750	100%	2,750
Austin, TX	1	6/12/2026	12,880	100%	8,900	100%	8,900
Amarillo, TX	1	6/18/2026	64,756	32%	4,000	100%	4,000
Dallas, TX	Land	7/2/2026	—	—%	5,464	100%	5,464
Chicago, IL	2	Sept 2026	154,750	51%	23,000	100%	23,000
Other	2	9/30/2026	103,031	46%	3,795	100%	3,795

Q3 YTD Total	10		673,896	55%	$100,009		$90,659
Atlanta, GA	1	10/22/2026	59,427	100%	36,000	100%	36,000
Total 2026 disposition activity	11		733,323	59%	$136,009		$126,659
Disposition Cash Yield: 5.0% - 5.5%

1Represents a condominium unit fully leased by Novant Health under a long-term lease in an existing building, bringing the Company's ownership to 93%.

HEALTHCARE REALTY	Return to Table of Contents	Q3 2026 SUPPLEMENTAL INFORMATION 16

Joint Ventures & Other
DOLLARS IN THOUSANDS

JOINT VENTURE PORTFOLIOS
	WA OWNERSHIP INTEREST			Q3 2026				BALANCE SHEET AS OF 9/30/2026
JOINT VENTURE		# OF PROPERTIES	SQUARE FEET	OCCUPANCY	CASH NOI	CASH NOI AT SHARE	SAME STORE NOI AT SHARE	REAL ESTATE INVESTMENT [1]	DEBT [1]	NET DEBT	DEBT AT SHARE	NET DEBT AT SHARE	INTEREST RATE
KKR	20%	28	2,130,492	96.5%	$15,806	$3,161	$2,675	$986,626	$—	$(23,210)	$—	$(4,642)	—%
Nuveen	40%	26	1,386,043	88.2%	7,766	2,915	2,915	583,445	74,832	66,124	14,966	11,988	5.9%
CBRE	20%	4	283,880	62.5%	1,194	239	200	135,337	—	(3,358)	—	(672)	—%
Other [2]	60%	10	723,632	90.2%	5,500	3,101	1,830	335,557	67,526	62,310	27,011	24,714	5.3%
Total		68	4,524,047	90.8%	$30,266	$9,416	$7,620	$2,040,965	$142,358	$101,866	$41,977	$31,388	5.6%

MORTGAGE NOTE RECEIVABLE REPAYMENTS
LOCATION	PAYOFF DATE	INTEREST RATE	PRINCIPAL REPAYMENT
Los Angeles, CA	4/30/2026	6.50%	$45,000
Houston, TX	9/11/2026	6.75%	6,400
Total			$51,400

1.Represents 100% of the real estate assets and debt of the joint ventures.
2.Ownership percentages are weighted based on investment.

HEALTHCARE REALTY	Return to Table of Contents	Q3 2026 SUPPLEMENTAL INFORMATION 17

Re/development Activity
DOLLARS IN THOUSANDS

DEVELOPMENTS
MARKET	ASSOCIATED HEALTH SYSTEM	SQUARE FEET	CURRENT LEASED %	BUDGET	COST TO COMPLETE
Raleigh, NC	UNC REX Health	122,991	56%	$58,000	$8,878
Fort Worth, TX	Baylor Scott & White	101,279	72%	48,200	3,840
Total development		224,270	63%	$106,200	$12,718
Projected stabilized yield: 7.0% - 8.5%
Estimated stabilization period post completion: 12 - 36 months.

REDEVELOPMENTS
MARKET	COUNT	SQUARE FEET	PROJECT SQUARE FEET	PROJECT LEASED %	BUDGET	COST TO COMPLETE
Houston, TX	2	314,861	152,172	45%	$30,000	$2,183
Boston, MA	1	154,528	154,528	100%	25,300	20,220
White Plains, NY	1	65,726	44,634	85%	25,100	200
Charlotte, NC	1	122,388	83,581	74%	19,200	16,732
Washington, DC	1	57,323	24,034	87%	15,200	228
Seattle, WA	1	67,321	31,872	35%	13,600	12,265
Houston, TX	1	40,214	40,214	66%	10,400	7,606
Denver, CO	2	75,691	48,149	69%	10,200	7,840
Port St. Lucie, FL	1	46,158	46,158	38%	9,400	5,673
Dallas, TX	1	126,121	22,152	100%	8,600	7,286
Denver, CO	1	55,978	28,832	53%	7,300	6,278
Other	11	1,031,988	810,278	73%	111,400	73,621
Total redevelopment	24	2,158,297	1,486,604	72%	$285,700	$160,132
Projected stabilized yield: 9.0% - 12.0%
Estimated stabilization period post completion: 12 - 36 months.

HEALTHCARE REALTY	Return to Table of Contents	Q3 2026 SUPPLEMENTAL INFORMATION 18

Debt Metrics
DOLLARS IN THOUSANDS

SUMMARY OF INDEBTEDNESS								DEBT MATURITIES SCHEDULE AS OF SEPTEMBER 30, 2026
	PRINCIPAL BALANCE	BALANCE [1]	MATURITY DATE [2]	MONTHS TO MATURITY	CONTRACTUAL RATE	EFFECTIVE RATE			BANK LOANS/CP	SENIOR NOTES	MORTGAGE NOTES	TOTAL
SENIOR NOTES	$500,000	$496,282	7/1/2027	9	3.75%	4.76%	(3)	2026	$—	$—	$16,336	$16,336
	300,000	299,136	1/15/2028	16	3.63%	3.85%		2027	—	500,000	6,670	506,670
	650,000	605,954	2/15/2030	41	3.10%	5.30%	(3)	2028	—	300,000	—	300,000
	299,500	297,932	3/15/2030	42	2.40%	2.72%		2029	500,000	—	—	500,000
	299,785	297,266	3/15/2031	54	2.05%	2.25%		Thereafter	347,500	2,749,285	—	3,096,785
	800,000	700,494	3/15/2031	54	2.00%	5.13%	(3)	Total	$847,500	$3,549,285	$23,006	$4,419,791
	700,000	682,666	1/15/2032	64	3.00%	3.51%	(4)
	$3,549,285	$3,379,730		43	2.82%	4.20%
TERM LOANS	$300,000	299,398	1/20/2029	27	SOFR + 0.95%	4.27%	(5)
	200,000	199,809	7/20/2029	33	SOFR + 0.95%	4.45%	(5)
	—	—	5/15/2029	31	SOFR + 0.90%	N/A	(6)
	$500,000	$499,207		29		4.33%
$1.5B REVOLVING FACILITY & COMMERCIAL PAPER	$347,500	$347,236	7/25/2030	45	various	4.17%	(7)
MORTGAGES	$23,006	$22,986	various	5	various	4.54%
	$4,419,791	$4,249,159		41	3.11%	4.22%

SELECTED FINANCIAL COVENANTS			LIQUIDITY SOURCES
	REQUIREMENT	PER DEBT COVENANTS	Cash	$17,499
Revolving facility and term loans			Revolving facility availability	1,500,000
Leverage ratio	Not greater than 60%	39.6%	Delayed draw term loan availability	400,000
Secured leverage ratio	Not greater than 30%	0.2%	Less: Commercial paper borrowings (principal)	(347,500)
Unencumbered leverage ratio	Not greater than 60%	42.8%	Total liquidity	$1,569,999
Fixed charge coverage ratio	Not less than 1.50x	3.8x
Unsecured coverage ratio	Not less than 1.75x	3.7x	OTHER METRICS
			% Variable Rate Debt	10.1%
			Share of Unconsolidated JV Net Debt	$31,388
			Capitalized interest	$2,734

1Balances are reflected net of discounts, fair value adjustments, and deferred financing costs and include premiums.
2Includes extension options, if applicable.
3Fair value merger adjusted in 2022.
4These notes are exchangeable into the Company's common stock if certain characteristics are met. As of the reporting date, the notes are not eligible to be exchanged.
5Effective interest rate reflects the swapped rate plus 0.95%.
6$400 million delayed draw term loan remained undrawn as of the reporting date.
7Commercial Paper Program borrowings are backstopped by the availability under the Revolving Facility. As such, the Company uses the maturity date of the Revolving Facility.

HEALTHCARE REALTY	Return to Table of Contents	Q3 2026 SUPPLEMENTAL INFORMATION 19

Components of Net Asset Value
DOLLARS IN THOUSANDS

CASH NOI
Q3 2026
Same store [1]	$162,343
Acquisition & Re/development Completions	2,913
Total	$165,256
Management fee income and other [2]	5,294
Total	$170,550

DEVELOPMENT & REDEVELOPMENT PROPERTIES
			PROJECTED STABILIZED ANNUAL CASH NOI [3]
	COST TO COMPLETE	BUDGET	LOW	HIGH
Developments	$12,718	$106,200	$7,000	$8,000
Redevelopments [4]	160,132	285,700	46,000	50,000
Total	$172,850	$391,900	$53,000	$58,000

LAND HELD FOR DEVELOPMENT, CASH, & OTHER ASSETS
Land held for development	$35,564
Disposition pipeline [5]	214,543
Unstabilized properties [6]	128,911
Cash, Other Assets & Liabilities (net) [7,8]	(90,850)

Total	$288,168

DEBT (PRINCIPAL)
Unsecured credit facility and commercial paper	$347,500
Unsecured term loans	500,000
Senior notes	3,549,285
Mortgage notes payable	23,006
Share of unconsolidated JV net debt	31,388
Total	$4,451,179

TOTAL SHARES AND OP UNITS OUTSTANDING
As of September 30, 2026 [9]	344,215,154

1See Same Store statistics on page 14 for details on Same Store NOI. Includes same store JV assets at share.
2Other adjustments include adjustments for management fee income of $5.5 million and timing adjustments as if we have owned acquisitions for the full quarter, less $0.3 million of positive NOI for unstabilized properties, which are shown in other assets.
3Represents total building projected stabilized NOI for properties in development and redevelopment at project stabilization.
4Estimated total cost includes only the incremental capital to complete the redevelopment.
5Includes 18 properties identified as assets held for sale that are excluded from Same Store Cash NOI and reflects net book value or sales price, if applicable.
6Includes 15 properties at their gross book value. These properties were comprised of 0.5 million square feet that generated positive NOI of $0.3 million.
7Other assets include notes receivable of $41.6 million, prepaid assets of $44.3 million, accounts receivable of $26.1 million, and prepaid ground leases of $10.9 million. In addition, it includes the Company's gross investment of its corporate headquarters in Nashville of $49.4 million.
8Other liabilities include only liabilities that are expected to reduce future cash or NOI and that are currently producing non-cash benefits to NOI. Included are accounts payable and accrued liabilities of $173.3 million, security deposits of $31.2 million, financing right of use liabilities of $74.5 million, and deferred operating expense reimbursements of $1.7 million.
9Total shares and OP units outstanding does not reflect 1.5 million shares of common stock repurchased in October 2026.

HEALTHCARE REALTY	Return to Table of Contents	Q3 2026 SUPPLEMENTAL INFORMATION 20

Glossary

1ST GENERATION TI/LC/CAPITAL & ACQUISITION CAPEX
Acquisition capex includes near-term fundings underwritten as part of recent acquisitions. 1st generation tenant improvements, capital, and leasing commissions for re/developments are excluded.

ACQUISITION INITIAL CASH YIELD
Represents the forecasted first year NOI divided by the purchase price. For joint venture acquisitions, the cash yield is inclusive of fees received from the joint venture. Includes acquisition activity subsequent to quarter end.

ACQUISITIONS
Acquisitions include properties acquired through joint ventures at the Company's ownership percentage.

BUILDING METRICS
Gross investment and cash NOI are reflected at the Company's ownership percentage. Lease and building level related metrics such as building square feet and occupancy are reflected at 100% of the buildings. Excludes assets held for sale, land held for development, and corporate property.

CASH NET OPERATING INCOME (Cash NOI)
Rental income plus interest from financing receivables less property operating expenses. Excludes lease termination fees and non-cash items such as above and below market lease intangibles, straight-line rent, lease inducements, financing receivable amortization, tenant improvement amortization and leasing commission amortization.

DISPOSITION CASH YIELD
Represents the in-place cash NOI divided by sales price. Includes disposition activity subsequent to quarter end.

FUNDS FROM OPERATIONS & FUNDS AVAILABLE FOR DISTRIBUTION
Funds from operations (“FFO”) and FFO per share are operating performance measures adopted by NAREIT. NAREIT defines FFO as “net income (computed in accordance with GAAP) excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.”

Funds Available for Distribution ("FAD") is presented by adding to Normalized FFO non-real estate depreciation and amortization, non-cash interest amortization, and stock-based compensation expense; and subtracting maintenance capex and LCs, and straight-line rent income, net of expense.

FFO, Normalized FFO and FAD do not represent cash generated from operating activities determined in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs. FFO, Normalized FFO and FAD should not be considered alternatives to net income attributable to common stockholders as indicators of the Company's operating performance or as alternatives to cash flow as measures of liquidity.

NOI MARGIN (GROSS RECOVERY METHOD)
Cash NOI divided by operating revenues.

NOI MARGIN (NET RECOVERY METHOD)
Cash NOI divided by rental revenue.

OFF CAMPUS AFFILIATED
Includes off-campus buildings where health systems lease 20% or more of the property and/or are located within 2 miles of a hospital campus.

OFF CAMPUS NON-AFFILIATED
Includes off-campus buildings that are not 20% or more leased by a health system and are more than two miles from a hospital campus.

ON CAMPUS/ADJACENT
Includes on campus properties and adjacent properties as being no more than 0.25 miles from a hospital campus.

RE/DEVELOPMENT FUNDING
Re/development funding includes capital spend on re/developments, re/development completions and unstabilized properties.

RENTAL REVENUE
Rental income plus interest from financing receivables. Excludes lease termination fees and non-cash items such as above and below market lease intangibles, straight-line rent, lease inducements, financing receivable amortization, tenant improvement amortization and operating expense reimbursements.

SAME STORE
Same store properties are properties that have been included in operations for the duration of the year-over-year comparison period presented. Accordingly, same store properties exclude properties that were recently acquired or disposed of, properties classified as held for sale or intended for sale, properties undergoing redevelopment, and newly redeveloped or developed properties.

TOTAL COMPANY
Includes assets held for sale, land held for development, dispositions, and corporate property.

TOTAL PROPERTIES
Excludes assets held for sale, land held for development, dispositions, and corporate property.

OTHER TERMS
Commercial Paper (CP)
Leasing Commissions (LCs)
Medical Outpatient Building (MOB)
Weighted Average Lease Term Remaining (WALT)

HEALTHCARE REALTY	Return to Table of Contents	Q3 2026 SUPPLEMENTAL INFORMATION 21

Reconciliations
DOLLARS IN THOUSANDS

NET INCOME (LOSS) TO NOI
	QUARTER ENDED
	Q3 2026	Q2 2026	Q1 2026	Q4 2025	Q3 2025
Net income (loss)	($15,851)	($43,955)	$21	$14,591	($58,544)
Other expense (income)	57,817	82,924	31,646	19,485	83,116
General and administrative expense	12,435	14,361	17,343	13,787	21,771
Depreciation and amortization expense	128,101	128,065	128,985	135,036	143,640
Other expenses [1]	3,554	3,309	2,995	1,907	1,491
Straight-line rent expense	648	318	563	788	842
Straight-line rent revenue	(9,658)	(11,239)	(8,459)	(4,753)	(6,741)
Other revenue [2]	(14,023)	(13,164)	(11,980)	(10,998)	(9,542)
Joint venture property cash NOI (at share)	9,488	9,272	8,560	8,616	8,380
Cash NOI	$172,511	$169,891	$169,674	$178,459	$184,413
Developments	(1,149)	(694)	(289)	(269)	(84)
Development completions	(896)	(899)	(831)	(838)	(799)
Redevelopments	(5,286)	(4,123)	(5,021)	(7,560)	(8,246)
Redevelopment completions	(1,532)	(1,317)	(1,338)	(1,174)	(937)
Acquisitions (wholly-owned and joint venture)	(486)	(282)	(10)	—	—
Completed dispositions & assets held for sale	(819)	(1,655)	(2,941)	(11,590)	(19,913)
Same store cash NOI	$162,343	$160,921	$159,244	$157,028	$154,434
Same store joint venture properties	(7,620)	(7,640)	(7,467)	(7,528)	(7,247)
Same store excluding JVs	$154,723	$153,281	$151,777	$149,500	$147,187

1Includes transaction costs, rent reserves, above and below market ground lease intangible amortization, leasing commission amortization, non-cash adjustments for financing receivables, and ground lease straight-line rent.
2Includes management fee income, interest, above and below market lease intangible amortization, lease inducement amortization, lease termination fees, deferred financing cost amortization and principal related to investment in financing receivable, and tenant improvement overage amortization.

HEALTHCARE REALTY	Return to Table of Contents	Q3 2026 SUPPLEMENTAL INFORMATION 22

Reconciliations (cont'd)
DOLLARS IN THOUSANDS

NET LOSS TO EBITDA
	QUARTER ENDED
	Q3 2026	Q2 2026	Q3 2025
Net loss	($15,851)	($43,955)	($58,544)
Interest expense	44,849	45,146	52,642
Income taxes	317	298	372
Depreciation and amortization [1]	128,101	128,065	143,640
Unconsolidated JV depreciation, amortization, and interest	7,337	7,255	7,063
EBITDA	$164,753	$136,809	$145,173
Transaction costs	1,693	1,473	125
Gain on sales of assets	(2,476)	(3,713)	(76,771)
Impairments on real estate assets	16,152	42,741	104,362
Restructuring and severance-related charges	2,031	3,021	9,010
Debt financing costs [2]	25	1,776	3,493
Timing impact [3]	1,318	(7)	558
Stock based compensation	4,561	4,420	3,386
Other [4]	(366)	(259)	233
Unconsolidated JV adjustments	422	(2,190)	425
Adjusted EBITDA	$188,113	$184,071	$189,994
Annualized Adjusted EBITDA	$752,452	$736,284	$759,976

RECONCILIATION OF NET DEBT TO ADJUSTED EBITDA
Debt	$4,249,159	$4,166,944	$4,485,706
Share of Unconsolidated JV Net Debt	31,388	33,278	30,887
Cash	(17,499)	(18,987)	(43,345)
Other adjustments [4]	(96,585)	(34,555)	(83,930)
Net debt	$4,166,463	$4,146,680	$4,389,318

Net debt to adjusted EBITDA	5.5x	5.6x	5.8x

1Leasing commission amortization is included in the real estate depreciation and amortization add-back for FFO.
2Includes loss on debt extinguishment, loss on derivatives, and legal fees related to the amended and restated credit facility.
3Timing adjustments represent a full quarter impact of acquisitions and dispositions. Properties contributed into a joint venture are adjusted at the Company's share. Timing adjustments also include non-recurring impacts due to one-time items recognized in the quarter.
4Includes the pro forma impact of acquisitions and dispositions closed after quarter-end and under contract with non-refundable earnest money, as well as share repurchases completed subsequent to quarter-end.

HEALTHCARE REALTY	Return to Table of Contents	Q3 2026 SUPPLEMENTAL INFORMATION 23

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